UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2001

Gateway Distributors, Ltd.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-27879 65-0683539

(Commission File Number) (IRS Employer Identification Number)

Rick Bailey, President

500 East Cheyenne Avenue

North Las Vegas, Nevada 89030

(Address of principal executive offices)

(702) 399-4328

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 10, 2001 the Corporation closed on the acquisition pursuant to the Acquisition Agreement dated October 12, 2000 as previously reported in a 8-K filed on October 20, 2000. Pursuant to this agreement the Corporation acquired from TRSG Corporation (OTCBB:TSGO) 13,448,660 (post-reverse) shares of TRSG's common stock. TRSG became as a result of this transaction a more than 80% owned subsidiary of Gateway Distributors, Ltd.

TRSG will take control and operate the network marketing company "The Right Solution." This company sells nutritional, health and dietary supplements and products throughout North America and Japan. TRSG acquired all of the business and existing networking distribution operations of The Right Solution from Gateway.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

Financial statements required by Item 7(a)(1) will be filed by amendment to this filing within sixty days of January 10, 2001.

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2001

Gateway Distributors, Ltd.

A Nevada Corporation

By:

Name: Rick Bailey

Title: President

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